Exhibit 10.2

MANAGEMENT AGREEMENT

THIS MANAGEMENT AGREEMENT is made and entered into as of                     , 2006 by and among US Wireless Online, Inc., a Nevada corporation(“ US Wireless” or the “Company”) and Sutioc Enterprises, Inc., a Nevada corporation (together with its permitted assignees, the “ Manager ”).

WHEREAS, the Company desires to retain the Manager to provide management services to the Company and its subsidiaries on the terms and conditions hereinafter set forth, and the Manager wishes to be retained to provide such services;

NOW THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

SECTION 1. DEFINITIONS. The following terms have the meanings assigned them:

“Affiliate” means a Person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

“Agreement” means this Management Agreement, as amended from time to time.

“Board of Directors” means the Board of Directors of US Wireless.

“Company Account” has the meaning set forth in Section 5 hereof.

“Company Indemnified Party” has the meaning set forth in Section 11(b) hereof.

“Exchange Act” means the Securities Exchange Act at 1934, as amended.

“Expenses” has the meaning set forth in Section 9(a).

“Governing Instruments” means, with regard to any entity, the articles of incorporation and bylaws in the case of a corporation, certificate of limited partnership (if applicable) and the partnership agreement in the case of a general or limited partnership, the articles of formation and the operating agreement in the case of a limited liability company, the trust instrument in the case of a trust, or similar governing documents, in each case as amended from time to time.

“Indemnified Party” has the meaning set forth in Section 11(a) hereof.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Subsidiary” means any subsidiary of the Company; any partnership, the general partner of which is the Company or any subsidiary of the Company; and any limited liability company, the managing member of which is the Company or any subsidiary of the Company. The Company’s Subsidiaries as of the date hereof are listed on Exhibit A  hereto.

SECTION 2. APPOINTMENT AND DUTIES OF THE MANAGER.

(a) The Company hereby appoints the Manager to manage the business of the Company and its Subsidiaries subject to the further terms and conditions set forth in this Agreement and the Manager hereby agrees to use its commercially reasonable efforts to perform each of the duties set forth herein. During the term of this Agreement, the Manager shall provide, or cause another Person or Persons to provide, the services as set forth in this Agreement to the Company, provided that, in the event the Manager causes another Person or Persons to provide any of the services required to be provided by the Manager hereunder, the Manager shall remain responsible for the provision of such services pursuant to the terms of this Agreement.

(b) The Manager, in its capacity as manager of the day-to-day operations of the Company, at all times will be subject to the supervision of the Board of Directors and will have only such functions and authority as the Company may delegate to it including, without limitation, the functions and authority identified herein and delegated to the Manager hereby. The Manager will be responsible for the day-to-day operations of the Company and will perform (or cause to be performed) such services and activities relating to the assets and operations of the Company as may be appropriate, including, without limitation:

(i) providing executive and administrative personnel, office space and office services required in rendering services to the Company;

(ii) investigating, analyzing and proposing possible acquisition and investment opportunities;

(iii) evaluating and recommending to the Board of Directors and officers of the Company possible new markets and engaging in those new markets on behalf of the Company, consistent with such strategies, as so modified from time to time;

(iv)

expanding and managing the Company markets;

(v) negotiating agreements on the Company’s behalf;

(vi) communicating on behalf of the Company with the holders of any equity or debt securities of the Company as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

(vii) counseling the Company in connection with policy decisions to be made by the Board of Directors;

(viii) furnishing reports and statistical and economic research to the Company regarding the Company’s activities and services performed for the Company by the Manager;

(ix) monitoring the operating performance of the Company and providing periodic reports with respect thereto to the Board of Directors, including comparative information with respect to such operating performance and budgeted or projected operating results;

(x) at the direction of audit committee of the Board of Directors, causing the Company to retain qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations and to conduct quarterly compliance reviews with respect thereto;

(xi) causing the Company to qualify to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

(xii) assisting the Company in complying with all regulatory requirements applicable to the Company in respect of its business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act;

(xiii) handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which the Company may be involved or to which the Company may be subject arising out of the Company’s day-to-day operations, subject to such limitations or parameters as may be imposed from time to time by the Board of Directors;

(xiv) using commercially reasonable efforts to cause expenses incurred by or on behalf of the Company to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by the Board of Directors from time to time;

(xv) advising the Company with respect to obtaining financing for its operations;

(xvi) performing such other services as may be required from time to time for management and other activities relating to the assets of the Company as the Board of Directors shall reasonably request or the Manager shall deem appropriate under the particular circumstances;

(xvii) obtain and maintain, for and on behalf of the Company, insurance coverages with respect to the Company and its business and operations, including errors and omissions insurance with respect to the services provided by the Manager pursuant to this Agreement, in each case in the types and minimum limits as the Manager determines to be appropriate and as is consistent with standard industry practice;

(xviii) using commercially reasonable efforts to cause the Company to comply with all applicable laws.

(xix)

handling standard back office functions for the Company such as billing clients, collecting receivables, customer service, accounts payables, vendor agreements and the like; and

(xx)  either directly or through another Person, entering into such appropriate vendor and financing arrangements for the benefit of the Company including accounts receivable financing arrangements such as factoring agreements.

(c) Subject to Section 2(a), the Manager may enter into agreements with other parties, including its Affiliates, for the purpose of engaging one or more parties for and on behalf, and at the sole cost and expense, of the Company to provide services to the Company pursuant to agreement(s) with terms which are then customary for agreements regarding the provision of services to companies that are similar in type to the Company;  provided, that any such agreements entered into with Affiliates of the Manager shall be on terms no more favorable to such affiliate than would be obtained from a third party on an arm’s-length basis and shall include such customary warranties and guarantees as may be reasonably required with respect to the goods and services so furnished.

(d)

Subject to Section 2(a), the Manager may enter into agreements with other parties, including its Affiliates, for the purpose of engaging one or more parties to provide the Management services provided for herein;  provided, that any such agreements entered into with Affiliates of the Manager shall be on terms no more favorable to such affiliate than would be obtained from a third party on an arm’s-length basis and shall include such customary warranties and guarantees as may be reasonably required with respect to the goods and services so furnished.

(e) The Manager may retain, for and on behalf, and at the sole cost and expense, of the Company, such services of accountants, legal counsel, appraisers, insurers, brokers, transfer agents, registrars, developers, investment banks, financial advisors, banks and other lenders and others as the Manager deems necessary or advisable in connection with the management and operations of the Company. Notwithstanding anything contained herein to the contrary, the Manager shall have the right to cause any such services to be rendered by its employees or Affiliates. The Company shall pay or reimburse the Manager or its Affiliates performing such services for the cost thereof;  provided, that such costs and reimbursements are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis.

(f) The Manager shall prepare, or cause to be prepared, at the sole cost and expense of the Company, all reports, financial or otherwise, with respect to the Company reasonably required by the Board of Directors in order for the Company to comply with its Governing Instruments, or any other materials required to be filed with any governmental body or agency, and shall prepare, or cause to be prepared, all materials and data necessary to complete such reports and other materials including, without limitation, an annual audit of the Company’s books of account by a nationally recognized independent accounting firm.

(g) If the Manager uses or licenses intellectual property owned by Third Parties in the performance of services under this Agreement, the Manager shall obtain and maintain any such licenses and authorizations necessary to authorize its use of such intellectual property in connection with such services.

(h) In performing its duties under this Section 2, the Manager shall be entitled to rely reasonably on qualified experts and professionals (including, without limitation, accountants, legal counsel and other professional service providers) hired by the Manager at the Company’s sole cost and expense.

SECTION 3. ADDITIONAL ACTIVITIES OF THE MANAGER.

(a) Nothing in this Agreement shall prevent the Manager or any of its Affiliates, officers, directors or employees, from engaging in other businesses or from rendering services of any kind to any other Person, whether or not the business activities of any such other Person or entity are similar to or compete with those of the Company.

(b) Directors, officers, employees and agents of the Manager or Affiliates of the Manager may serve as directors, officers, employees, agents, nominees or signatories for the Company or any Subsidiary, to the extent permitted by their Governing Instruments or by any resolutions duly adopted by the Board of Directors pursuant to the Company’s Governing Instruments. When executing documents or otherwise acting in such capacities for the Company, such Persons shall use their respective titles in the Company.

(c) The Company (including the Board of Directors) agrees to take all actions reasonably required to permit and enable the Manager to carry out its duties and obligations under this Agreement. If the Manager is not able to provide a service, or in the reasonable judgment of the Manager it is not prudent to provide a service, without the approval of the Board of Directors, then the Manager shall be excused from providing such service (and shall not be in breach of this Agreement) until the applicable approval has been obtained.

SECTION 4. AGENCY. The Manager shall act as agent of the Company in performing its services hereunder.

SECTION 5. BANK ACCOUNTS. At the direction of the Board of Directors, the Manager may establish and maintain one or more bank accounts in the name of the Company or any Subsidiary (any such account, a “ Company Account ”), and may collect and deposit funds into any such Company Account or Company Accounts, and disburse funds from any such Company Account or Company Accounts, under such terms and conditions as the Board of Directors may approve; and the Manager shall from time to time render appropriate accountings of such collections and payments to the Board of Directors and, upon request, to the auditors of the Company or any Subsidiary.

SECTION 6. RECORDS; CONFIDENTIALITY. The Manager shall maintain appropriate books of accounts and records relating to services performed under this Agreement, and such books of account and records shall be accessible for inspection by representatives of the Company or any Subsidiary at any time during normal business hours upon one (1) business day’s advance written notice. The Manager shall keep confidential any and all information obtained in connection with the services rendered under this Agreement and shall not disclose any such information (or use the same except in furtherance of its duties under this Agreement) to nonaffiliated third parties except (i) with the prior written consent of the Board of Directors, (ii) to legal counsel, accountants and other professional advisors; (iii) to appraisers, financing sources and others in the ordinary course of the Company’s business; (iv) to governmental officials having jurisdiction over the Company; (v) in connection with any governmental or regulatory filings of the Company or disclosure or presentations to Company investors; or (vi) as required by law or legal process to which the Manager or any Person to whom disclosure is permitted hereunder is a party provided, however, that the Manager shall require such third parties to agree to maintain the confidentiality of all such information disclosed. The foregoing shall not apply to information which has previously become publicly available through the actions of a Person other than the Manager not resulting from the Manager’s violation of this Section 6. The provisions of this Section 6 shall survive the expiration or earlier termination of this Agreement for a period of one year.

SECTION 7. OBLIGATIONS OF MANAGER; RESTRICTIONS.

(a) The Manager shall refrain from any action that, in its sole judgment made in good faith, would violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company or any Subsidiary or that would otherwise not be permitted by the Governing Instruments. If the Manager is ordered to take any such action by the Board of Directors, the Manager shall promptly notify the Board of Directors of the Manager’s judgment that such action would violate any such law, rule or regulation or the Governing Instruments. Notwithstanding the foregoing, the Manager, its directors, officers, stockholders and employees shall not be liable to the Company or any Subsidiary, the Board of Directors, or the Company’s members, for any act or omission by the Manager, its directors, officers, stockholders or employees except as provided in Section 11 of this Agreement.

SECTION 8. COMPENSATION.

(a) The Manager shall be paid, and Manager shall accept as payment for the full performance of its duties hereunder, an amount equal to ten percent (10%)percent of Total Revenue. For purposes of this Agreement, “Total Revenue” shall mean the total amount that US Wireless (or Manager or other party designated to bill on behalf of US Wireless) invoices its customers, including all amounts offset by credit memos (such as ordinarily issued by US Wireless for service interruptions or otherwise), service trades, refunds and other amounts, whether or not those customers make payment on the invoices.

(b) Payment of the Management Fee shall be due no later than the fifteenth (15th) day of the month following the last day of the month in which services were rendered by Manager hereunder.

(c) Following the expiration or other termination of this Agreement for any reason, Manager shall continue to be entitled to receive the Management Fee for services provided prior to the expiration or other termination of this Agreement but for which collections are actually received following such expiration or other termination of this Agreement.

SECTION 9. EXPENSES OF THE COMPANY. The Company shall pay all of its expenses and shall reimburse the Manager and its Affiliates for documented expenses of the Manager and its Affiliates incurred on its behalf (collectively, the “ Expenses ”). The Expenses shall be charged to the Company without mark-up, interest or other profit to the Manager or its Affiliates. Expenses include all costs and expenses which are expressly designated elsewhere in this Agreement as the Company’s, together with the following:

(a) costs of legal, tax, accounting, consulting, auditing, administrative and other similar services rendered for the Company by providers retained by the Manager or, if provided by the employees of the Manager or its Affiliates, in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis;

(b) the compensation and expenses of the Company’s directors and the cost of liability insurance to indemnify the Company’s directors and officers;

(c) costs associated with the establishment and maintenance of any credit facilities and other indebtedness of the Company (including commitment fees, accounting fees, reasonable legal fees, closing and other costs) or any securities offerings of the Company;

(d) expenses connected with communications to holders of securities of the Company or its Subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the Securities and Exchange Commission, the costs (including transfer agent and registrar costs) in connection with the listing and/or trading of the Company’s securities on any exchange or inter-dealer quotation system, the fees to any such exchange or inter-dealer quotation system in connection with its listing, costs of complying with the rules, regulations or policies of such exchange or inter-dealer quotation system, costs of preparing, printing and mailing the Company’s annual report to its stockholders and proxy materials with respect to any meeting of the stockholders of the Company;

(e) the allocable costs associated with any computer software or hardware, electronic equipment or purchased information technology services from third party vendors that is used for the Company;

(f) reasonable expenses incurred by managers, officers, employees and agents of the Manager and its Affiliates for travel on the Company’s behalf and other reasonable out-of-pocket expenses;

(g) the costs of maintaining compliance with all federal, state and local rules and regulations or any other regulatory agency;

(h) all taxes and license fees;

(i) all insurance costs incurred in connection with the operation of the Company’s business except for the costs attributable to the insurance that the Manager elects to carry for itself and its employees;

(j) costs and expenses incurred in contracting with third parties, including Affiliates of the Manager, for the servicing and special servicing of assets of the Company;

(k) expenses relating to any office(s) or office facilities, including but not limited to disaster backup recovery sites and facilities, maintained for the Company separate from the office or offices of the Manager;

(l) expenses connected with the payments of interest, dividends or distributions in cash or any other form authorized or caused to be made by the Board of Directors to or on account of the holders of securities of the Company or its Subsidiaries, including, without limitation, in connection with any dividend reinvestment plan;

(m) any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against the Company or any Subsidiary, or against any trustee, director or officer of the Company or of any Subsidiary in his or her capacity as such for which the Company is required to indemnify such trustee, director or officer by any court or governmental agency, or settlement of pending or threatened proceedings or by the charter and bylaws of the Company;

(n) the allocable portion of salaries and other compensation, rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of the Manager and its Affiliates required for, and based on the percentage of time spent by personnel of the Manager and its Affiliates on, the Company’s operations (provided, that the allocation of compensation expense shall be determined based on the Manager’s good faith estimate of the value of each Person’s services performed on the Company’s business and affairs, subject to the periodic review and approval of the Independent Committee); and

(o) all other expenses actually incurred by the Manager or its Affiliates which are reasonably necessary for the performance by the Manager of its duties and functions under this Agreement.

The provisions of this Section 9 shall survive the expiration or earlier termination of this Agreement to the extent such expenses have previously been incurred or are incurred in connection with such expiration or termination.

SECTION 10. CALCULATIONS OF EXPENSES.

The Manager shall prepare a statement documenting the Expenses of the Company and the Expenses incurred by the Manager on behalf of the Company during each calendar month, and shall deliver such statement to the Company within 20 days after the end of each calendar month. Expenses incurred by the Manager on behalf of the Company shall be reimbursed by the Company to the Manager on the first business day of the month immediately following the date of delivery of such statement. The provisions of this Section 10 shall survive the expiration or earlier termination of this Agreement.

SECTION 11. LIMITS OF MANAGER RESPONSIBILITY; INDEMNIFICATION.

(a) The Manager assumes no responsibility under this Agreement other than to render the services called for under this Agreement in good faith and shall not be responsible for any action of the Board of Directors in following or declining to follow any advice or recommendations of the Manager, including as set forth in Section 7(a) of this Agreement. The Manager, its stockholders, directors, officers, employees and Affiliates will not be liable to the Company or any Subsidiary, to the Board of Directors, or the Company’s or any Subsidiary’s stockholders, for any acts or omissions by the Manager, its members, managers, officers, employees or Affiliates, pursuant to or in accordance with this Agreement, except by reason of acts constituting gross negligence, bad faith, willful misconduct, fraud or knowing violation of criminal law in the performance of the Manager’s duties under this Agreement. The Company shall, to the fullest extent lawful, reimburse, indemnify, defend and hold the Manager, its stockholders, directors, officers, employees and Affiliates (each, an “ Indemnified Party ”), harmless of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including reasonable attorneys’ fees) (“ Losses ”) in respect of or arising from any acts or omissions of such Indemnified Party made in good faith in the performance of the Manager’s duties under this Agreement and not constituting such Indemnified Party’s gross negligence, bad faith, willful misconduct, fraud or knowing violation of criminal law in the performance of the Manager’s duties under this Agreement.

(b) The Manager shall, to the full extent lawful, reimburse, indemnify and hold the Company, its stockholders, directors, officers and employees and its affiliates (each, a “ Company Indemnified Party ”), harmless of and from any and all Losses in respect of or arising from the Manager’s gross negligence, bad faith, willful misconduct, fraud or knowing violation of criminal law in the performance of its duties under this Agreement or any claims by Manager’s or its Affiliates’ employees relating to the terms and conditions of their employment.

(c) EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 11, THE DEFENSE AND INDEMNITY OBLIGATIONS IN THIS SECTION 11 SHALL APPLY REGARDLESS OF CAUSE OR OF ANY NEGLIGENT ACTS OR OMISSION (INCLUDING SOLE NEGLIGENCE, CONCURRENT NEGLIGENCE OR STRICT LIABILITY), BREACH OF DUTY (STATUTORY OR OTHERWISE), VIOLATION OF LAW OR OTHER FAULT OF ANY INDEMNIFIED PARTY OR COMPANY INDEMNIFIED PARTY, OR ANY PRE-EXISTING DEFECT;  PROVIDED, HOWEVER , THAT THIS PROVISION SHALL IN NO WAY LIMIT OR ALTER ANY QUALIFICATIONS SET FORTH IN SUCH DEFENSE AND INDEMNITY OBLIGATIONS EXPRESSLY RELATING TO GROSS NEGLIGENCE, INTENTIONAL MISCONDUCT OR BREACH OF THIS AGREEMENT.

SECTION 12. NO JOINT VENTURE. Nothing in this Agreement shall be construed to make the Company and the Manager partners or joint venturers or impose any liability as such on either of them.

SECTION 13. TERMINATION.

(a) This Agreement may be terminated by the Manager at any time after March 31, 2007 upon at least 90 days’ advance written notice to the Company.

(b) This Agreement may be terminated by the Company if such termination is approved by the stockholders holding at least 66  2/3% of the outstanding Common Stock(including Common Stock held by the Manager and its Affiliates).

(c) In the event of termination of this Agreement the Manager shall be entitled to receive all reimbursements due to it pursuant to Section 9, including any employee-related liabilities (including severance liabilities) incurred in connection with the termination of any employees employed by the Manager or its Affiliates for the benefit of the Company.

(d) If this Agreement is terminated pursuant to this Section 13, such termination shall be without any further liability or obligation of either party to the other, except as provided in Sections 6, 9, 11 and 13(d) of this Agreement.

SECTION 14. ASSIGNMENT.  This Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto;  provided,  however, that the Company, without the consent of the Manager, may assign this Agreement to a Person which is a successor (by merger, consolidation or purchase of assets) to the Company, in which case such successor organization shall be bound under this Agreement and by the terms of such assignment in the same manner as the Company is bound under this Agreement.

SECTION 15. RELEASE OF MONEY OR OTHER PROPERTY UPON WRITTEN REQUEST. To the extent the Manager shall have charge or possession of any of the Company’s assets in connection with the provision of services under this Agreement, the Manager shall separately maintain, and not commingle, the assets of the Company with those of the Manager or any other Person. The Manager agrees that any money or other property of the Company or Subsidiary held by the Manager under this Agreement shall be held by the Manager as custodian for the Company or Subsidiary, and the Manager’s records shall be appropriately marked clearly to reflect the ownership of such money or other property by the Company or such Subsidiary. Upon the receipt by the Manager of a written request signed by a duly authorized officer of the Company requesting the Manager to release to the Company or any Subsidiary any money or other property then held by the Manager for the account of the Company or any Subsidiary under this Agreement, the Manager shall release such money or other property to the Company or any Subsidiary within a reasonable period of time, but in no event later than 60 days following such request. The Manager shall not be liable to the Company, any Subsidiary, or the Company’s or a Subsidiary’s stockholders, for any acts performed or omissions to act by the Company or any Subsidiary in connection with the money or other property released to the Company or any Subsidiary in accordance with the third sentence of this Section 15. The Company and any Subsidiary shall indemnify the Manager and its members, managers, officers and employees against any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever, which arise in connection with the Manager’s release of such money or other property to the Company or any Subsidiary in accordance with the terms of this Section. Indemnification pursuant to this provision shall be in addition to any right of the Manager to indemnification under Section 11 of this Agreement.

SECTION 16. REPRESENTATIONS AND WARRANTIES.

(a) The Company hereby represents and warrants to the Manager as follows:

(i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, has the corporate power to own its assets and to transact the business in which it is now engaged and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of the Company and its subsidiaries, taken as a whole.

(ii) The Company has the corporate power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary limited corporate action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder. No consent of any other person, including stockholders or creditors of the Company, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Company in connection with this Agreement or the execution, delivery or performance of this Agreement and all obligations required hereunder. This Agreement has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized officer of the Company, and this Agreement constitutes, and each instrument or document required hereunder when executed and delivered hereunder will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(iii) The execution, delivery and performance of this Agreement and the documents or instruments required hereunder will not violate any provision of any existing law or regulation binding on the Company, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Company, or the charter or bylaws of, or any securities issued by, the Company or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Company is a party or by which the Company or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the Company, and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

(b) The Manager hereby represents and warrants to the Company as follows:

(i) The Manager is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, has the corporate power to own its assets and to transact the business in which it is now engaged and is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of the Manager.

(ii) The Manager has the corporate power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary corporate action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder. No consent of any other person including, without limitation, stockholders or creditors of the Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Manager in connection with this Agreement or the execution, delivery or performance of this Agreement and all obligations required hereunder. This Agreement has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized agent of the Manager, and this Agreement constitutes, and each instrument or document required hereunder when executed and delivered hereunder will constitute, the valid and binding obligation of the Manager enforceable against the Manager in accordance with its terms.

(iii) The execution, delivery and performance of this Agreement and the documents or instruments required hereunder, will not violate any provision of any existing law or regulation binding on the Manager, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Manager, or the charter or bylaws of, or any securities issued by, the Manager or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Manager is a party or by which the Manager or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the Manager and its subsidiaries, taken as a whole, and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

SECTION 17. NOTICES. Unless expressly provided otherwise in this Agreement, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of (i) personal delivery, (ii) delivery by reputable overnight courier, (iii) delivery by confirmed facsimile transmission or (iv) delivery by registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

(a)

If to the Company:

US Wireless, Inc.

___________________________

___________________________

Attention: Chief Executive Officer

(b)

If to the Manager:

Sutioc Enterprises, Inc.

__________________________

__________________________

Attention: Chief Executive Officer

Either party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 19 for the giving of notice.

SECTION 18. BINDING NATURE OF AGREEMENT; SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns as provided in this Agreement. Each of the Company and the Manager agrees that the representations, warrantees, covenants and agreements of the Company contained herein are made on behalf of the Company and its Subsidiaries for the benefit of the Manager, and the representations, warranties, covenants and agreements of the Manager are for the benefit of the Company and its Subsidiaries.

SECTION 19. ENTIRE AGREEMENT; AMENDMENT. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter of this Agreement, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter of this Agreement. This Agreement may not be modified or amended other than by an agreement in writing signed by the parties hereto;  provided,  however,  that the Company may not, without the prior approval of the Board of Directors, agree to any amendment or modification of this Agreement that will adversely affect the stockholders. Each such instrument shall be reduced to writing and shall be designated on its face an “Amendment,” “Addendum” or a “Restatement” to this Agreement.

SECTION 20. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF Texas.

SECTION 21. NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of any party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. No waiver of any provision hereto shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

SECTION 22. COSTS AND EXPENSES. Each party hereto shall bear its own costs and expenses (including the fees and disbursements of counsel and accountants) incurred in connection with the negotiations and preparation of and the closing under this Agreement, and all matters incident thereto.

SECTION 23. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed part of this Agreement.

SECTION 24. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts of this Agreement, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

SECTION 25. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 26. JOINTLY DRAFTED. This Agreement, and all the provisions of this Agreement, shall be deemed drafted by both of the parties hereto, and shall not be construed against either party on the basis of that party’s role in drafting this Agreement.

SECTION 27. NO THIRD-PARTY BENEFICIARIES. Nothing in this Agreement (except as specifically provided in Section 11) shall provide any benefit to any third party or entitle any third party to any claim, cause of action, remedy or right of any kind, it being the intent of the parties hereto that this Agreement shall not be construed as a third-party beneficiary contract.

SECTION 28. FURTHER ASSURANCES. In connection with this Agreement, each party hereto shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

US WIRELESS, INC.

By:
Name:
Title:

Sutioc Enterprises, INC.

By:
Name:
Title: